                            ACCOUNTING SERVICES AGREEMENT


     THIS AGREEMENT (the "Agreement") is entered into as of this 16th day of October, 1998 by and between Delta Beverage Group, Inc., a Delaware corporation ("Delta Beverage"), and Pepsi-Cola Puerto Rico Bottling Company, a Delaware corporation (the "Corporation") and is effective as of the 20th of July, 1998.

     WHEREAS, the Corporation and its subsidiaries are primarily engaged in the business of manufacturing, bottling and distributing Pepsi-Cola products and other beverages and manufacturing beverage containers related thereto; and

     WHEREAS, Delta Beverage is primarily engaged in the manufacturing, bottling and distribution of Pepsi-Cola products and other beverages; and

     WHEREAS, Delta Beverage desires to enter into this Agreement for the purposes of providing the services herein specified to the Corporation;

     WHEREAS, the Corporation desires to retain Delta Beverage to perform the services herein specified; and

     WHEREAS, Pohlad Companies, which has entered into a Management Agreement with the Corporation, owns a majority of the voting common stock of Delta Beverage and has entered into a management agreement with Delta Beverage pursuant to which it provides management services to Dakota Beverage.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

     1. APPOINTMENT. The Corporation hereby appoints Delta Beverage to render services to the Corporation and to provide oversight to the Corporation during the term of this Agreement as herein contemplated with regard to the following matters (the "Support Services"):

          (a) Accounting, including (without limitation) accounts payable, processing of accounts receivable and preparation of financial statements.

          (b)  Management information systems ("MIS").

     2. SCOPE OF AUTHORITY. The duties and responsibilities of Delta Beverage shall be limited to those expressly set forth in this Agreement. Delta Beverage may delegate the authority, duties and obligations conferred under this Agreement to any individual(s) or entities of its choice, without restriction,
including but not limited to employees of the Corporation.   Delta Beverage
shall
perform Support Services in conformity with (i) such guidelines and limitations as the Board of Directors of the Corporation may from time to time impose and (ii) conformity with the provisions of the Articles of Incorporation and Bylaws (the "Governing Documents") of the Corporation, during the term of this Agreement.

     3. CONFLICTS OF INTEREST. The Corporation acknowledges that Delta Beverage shall devote as much time to providing services to the Corporation and its businesses and properties under this Agreement as Delta Beverage may deem to be necessary under the circumstances. The Corporation understands and agrees, however, that Delta Beverage may engage in other businesses, including (without limitation) acting as franchisee under franchise agreements providing for the bottling and distribution of brand name soft drinks or otherwise owning or operating other soft drink bottling businesses.

     4. EXCULPATION. Delta Beverage shall be exculpated from liability in connection with the acceptance, performance or nonperformance of its duties, hereunder to the same extent that directors or officers of a corporation are entitled to elimination of personal liability under Delaware law and the Governing Documents other than for gross negligence or willful misconduct.
Delta Beverage shall incur no liability with respect to any action taken by it in reliance upon any notice, direction, instruction, consent, statement or other paper or document provided to it by the Corporation, or any of its authorized representatives. In all matters or questions arising under this Agreement which Delta Beverage, in its sole discretion and at its own expense, may seek and rely on the advice of counsel, and such advice and reliance is made and taken in good faith based on such advice, Delta Beverage shall not be liable to any party, including the Corporation, or its successors and assigns, for its actions so taken, whether or not such actions may constitute gross negligence or willful misconduct.

     5.   INDEMNIFICATION OF DELTA BEVERAGE.

          (a) The Corporation agrees to indemnify and hold harmless Delta Beverage against and in respect of any and all claims, suits, actions proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by Delta Beverage) as and when incurred arising out of, in connection with or based upon any act or omission or alleged act or alleged omission by Delta Beverage in connection with the acceptance of, or the performance or nonperformance by Delta Beverage of any of its duties under this Agreement.

          (b) Delta Beverage shall give the Corporation prompt notice of any claim asserted or threatened against Delta Beverage on the basis of which Delta Beverage intends to seek indemnification from the Corporation as herein permitted; however, the obligations of the Corporation under this Section 5 shall not be conditioned upon receipt of such notice.

          (c) Expenses incurred by Delta Beverage in connection with any action, suit, proceeding, or appeal thereof, described in Section 5(a) above, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within 20 days following receipt of a notice from Delta Beverage specifying the amount of such expenses actually incurred by Delta Beverage in connection with such action, suit, or proceeding.

          (d) The indemnification agreement provided for in this Section 5 shall survive the termination of this Agreement.

          (e) Notwithstanding any other provision of this Section 5 to the contrary, the Corporation shall not be liable to indemnify Delta Beverage in connection with any claim against Delta Beverage (i) if a court of competent jurisdiction has rendered a final decision that indemnification relating to the claim would be unlawful; (ii) if a final decision by a court of competent jurisdiction shall adjudge the conduct of Delta Beverage to have been taken not in good faith or not in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; and (iii) if the claim is based upon Delta Beverage deriving an unlawful benefit and a court of competent jurisdiction adjudges that such benefit was unlawful in a final decision.

     6. FEES. For services to be performed under this Agreement, the Corporation shall pay to Delta Beverage the following:

          (a) A services fee, payable quarterly in arrears, in an amount equal to the aggregate accounting and MIS costs and expenses for each applicable quarter incurred by Delta Beverage (the "Services Fee"), and allocated by Delta Beverage in its reasonable discretion to such functions, multiplied by a fraction, the numerator of which shall be the total case volume of bottle and can units distributed by the Corporation for the relevant quarter and the denominator of which shall be the total case volume of bottle and can units distributed by the Corporation, Delta Beverage and other entities provided support services by Delta Beverage similar to the Support Services. Such fees shall be payable by the Corporation upon receipt of a statement for such fees from Delta Beverage.

          (b) The Corporation shall reimburse Delta Beverage for all reasonable out-of-pocket expenses paid or incurred by Delta Beverage for the account of the Corporation in performing its duties under this Agreement (including, without limitation, the fees and expenses of attorneys, accountants, and other consultants and employees of Delta Beverage), and the costs of equipment, supplies and other materials, but excluding general overhead expenses and compensation of officers, directors and employees of Delta Beverage except to the extent included in the Services Fee.

     7. SOURCE OF PAYMENT. The Services Fee set forth in Section 6 of this Agreement shall be payable to Delta Beverage from the general funds of the Corporation.

     8. STATUS OF PARTIES. In the performance of its services under this Agreement, Delta Beverage shall be and is an independent contractor; provided, however, in the event that Delta Beverage acts on behalf of the Corporation with respect to other parties, Delta Beverage shall be deemed to do so as an agent of the Corporation. Based on the foregoing, Delta Beverage shall not and will not incur contractual or other liability solely because or as a result of its status as a party hereto. The relationship between Delta Beverage and the Corporation is and shall solely be contractual.

     9. NON-DISCLOSURE. Delta Beverage hereby covenants and agrees not to disclose, at any time during or after the term of this Agreement, directly or indirectly, to any person, firm, corporation, partnership, association or any other entity, or otherwise directly or indirectly misuse any confidential information concerning the business affairs or properties of the Corporation, except that the provisions hereof shall not apply to disclosures made to employees or directors of the Corporation, or which are made to others for valid business purposes of the Corporation.

     10. TERM. This Agreement may be terminated by either party at any time after (i) Pohlad Companies, any of its affiliates, or any of its subsidiaries (wholly-owned or otherwise) cease to hold, directly or indirectly, any common stock of the Corporation, or their respective successors, or (ii) Pohlad Companies ceases to be controlled by the Pohlad Group. For purposes of this Agreement, "affiliate of Pohlad Companies" means any person controlling or controlled by or under common control with Pohlad Companies, and "control," when used with respect to Pohlad Companies, means the power to direct the management and policies of Pohlad Companies, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this Agreement, "Pohlad Group" means Robert C. Pohlad and his parents, brothers, and any of their spouses, children, grandchildren, sons-in-law, daughters-in-law, any corporation or partnership controlled by or affiliated with any of the foregoing and any employees of such corporations or partnerships, and any trust or foundation in which any of the foregoing has a substantial beneficial interest or serves as a trustee or in any similar capacity and retains voting powers of securities held in the trust or foundation.

     In addition, this Agreement may be terminated by either party at the end of ten years from the date hereof or at any time thereafter upon not less than one year's prior notice.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the parties hereto, their successors and assigns; provided, however, that this Agreement may not be assigned by either party without the consent of Board of Directors of the Corporation.

     12. NO PARTNERSHIP, ETC. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between the Corporation and Delta Beverage.

     13. WAIVER. No waiver by any party to this Agreement of a breach of any term or condition hereof shall be construed to operate as a waiver of any other or subsequent breach of the same or of any other term or condition hereof, unless otherwise expressly provided.

     14. SOLE AGREEMENT. This Agreement states the entire agreement of the parties with respect to the subject matter hereof and merges all prior negotiations, agreements and understandings, if any. The parties agree that in dealing with third parties no contrary representations will be made.

     15. AMENDMENT. This Agreement may be modified or amended only by an instrument in writing, duly signed and delivered by the parties hereto.

     16. COUNTERPARTS. Any number of counterparts of this Agreement may be executed and each such executed counterpart shall be deemed an original.

     17. GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the internal laws of the State of Minnesota, and all actions or claims under this Agreement shall be property venued only in the County of Hennepin, State of Minnesota.

     18. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of each provision to persons or circumstances, other than those to which it is held invalid, shall not be affected thereby.

     19. HEADINGS. All headings contained in this Agreement are intended for convenience of reference only, and shall not be used to interpret any of the terms and provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Services Agreement to be duly executed as of the date first written above.


                              PEPSI-COLA PUERTO RICO BOTTLING COMPANY


                              By:  /s/ John F. Bierbaum
                                   --------------------------------

                              Its: Vice President
                                   --------------------------------



                              DELTA BEVERAGE GROUP, INC.


                              By:  /s/ Brad Braun
                                   --------------------------------

                              Its: Vice President
                                   --------------------------------





                ***Services Agreement dated as of October 16, 1998***